Exhibit 99

BMC Software Announces Fiscal 2009 Third Quarter Results

  Non-GAAP diluted EPS was $0.64, up 19 percent from the year-ago period
  Company raises full-year non-GAAP EPS guidance
  Total revenue, total bookings and ESM license bookings rose despite an adverse impact from currency
  Cash flow from operations was $155 million, up 138 percent from the year-ago period

HOUSTON--(BUSINESS WIRE)--February 4, 2009--BMC Software (NYSE:BMC) today announced that its fiscal 2009 third quarter revenue was $488 million, an increase of 6 percent from the year-ago period. Growth was seen across all major geographies.

The Company’s GAAP net earnings for the quarter were $84 million, or $0.45 per diluted share, versus $84 million and $0.42 per diluted share in the year-ago period. Non-GAAP net earnings, excluding special items, were $121 million, or $0.64 per diluted share, compared to $107 million, or $0.54 per diluted share, in the year-ago period. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“The current economic environment presents an unprecedented opportunity for BMC to strengthen its competitive position, increase market share and extend its footprint with existing and new customers,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “It’s increasingly clear that our customers’ top issue has become efficiency. The old ways of management will not meet the new demands. BSM delivers maximum cost reductions with improved compliance. Customers are spending money where they see short-term cash ROI and long-term structural cost efficiency. BMC Software's consistent track record of delivering this rapid customer payback has translated into another quarter of strong performance.”

In addition, the Company posted the following key results:

  Total bookings on a trailing 12-month basis were $1.9 billion, up 6 percent on a year-over-year basis, with a weighted average contract length of 2.0 years versus 2.3 years in the year-ago period. This resulted in annualized bookings growth of 21 percent on a year-over-year basis.
  License revenue was $193 million, an increase of 6 percent compared to the year-ago quarter.
  Non-GAAP operating expenses were $305 million, a 4 percent decrease on a year-over-year basis.
  In the fiscal third quarter, non-GAAP operating income increased by 31 percent, from $140 million to $183 million. GAAP operating income was $129 million versus $107 million in the year-ago period, an increase of 21 percent.
  The Company ended the third quarter with a total of $1.73 billion in deferred revenue.

During the third fiscal quarter, BMC continued its stock repurchase activities, spending $80 million to repurchase 3.2 million outstanding shares. As of December 31, 2008, the Company has $395 million remaining under the existing share repurchase authorization.

Steve Solcher, BMC’s chief financial officer, said: “Despite a difficult environment and an adverse currency impact, we maintained our sales momentum and increased bookings, revenue and cash flow from operations. We also did a solid job of controlling expenses, while making strategic investments in the development of new solutions and our field sales force.”

Fiscal 2009 Updated Expectations

The Company is raising its expectation for full fiscal year non-GAAP earnings per share. It now expects non-GAAP earnings per share in the range of $2.20 to $2.30 per share for fiscal year 2009.

The Company is maintaining its expectations for total bookings growth and total revenue growth in fiscal 2009. The Company expects its total bookings growth will be in the mid-single digits and its total revenue growth will be in the high-single digits for the 2009 fiscal year. It expects an adverse currency impact on bookings and revenue in the fourth quarter and also expects the scope of the impact will be higher than it was in the third quarter.

The Company also now expects full year fiscal 2009 cash flow from operations to be between $600 million and $630 million, adjusting the high end of its cash flow range to reflect a greater impact from currency movements and higher cash taxes.

The Company’s non-GAAP EPS range excludes an estimated $1.00 of special items including expenses related to amortization of acquired technology and intangibles, stock-based compensation and restructuring activity.

The assumptions underlying these full year fiscal 2009 estimates include:

  A license bookings ratable rate flat in comparison to a year ago;
  A non-GAAP operating margin of 33 percent for the year;
  Other income that reflects the current interest rate environment; and
  A non-GAAP effective tax rate of 30 percent.

Conference Call

A conference call to discuss third quarter fiscal 2009 results is scheduled for today, February 4, 2009 at 4:00 pm Central Time. Those interested in participating may call (913) 312-0643 and use the pass code BMC. To access a replay of the conference call, that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the company's website at www.bmc.com/investors. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include the following non-GAAP financial measures: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted net earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. These non-GAAP financial measures exclude the amortization of intangible assets, charges related to in-process research and development, share-based compensation expenses and restructuring charges, as well as the related tax impacts on these items. Each of the adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the Board of Directors do not consider part of operating results when assessing the performance of the organization and measuring the results of the Company’s performance. In addition, we have historically reported similar non-GAAP financial measures. We believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. BMC Management and the Board of Directors use these non-GAAP financial measures to evaluate the Company’s performance and for forecasting purposes, as well as the allocation of future capital investments, and they are key variables in determining management incentive compensation. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, charges related to in-process research and development, share-based compensation expenses and restructuring charges that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

• Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business during the applicable time period after the acquisition, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

• In-process research and development charges. Our non-GAAP financial measures exclude in-process research and development charges. These amounts represent the estimated fair value of core research and development projects that were incomplete as of the respective dates of acquisition and had neither reached technological feasibility nor been determined to have alternative future uses pending achievement of technological feasibility upon further development. Such amounts are required to be expensed by us as of the date of the respective acquisition. Because the costs are fixed at the time of acquisition and are not subject to management influence, management does not consider the costs in evaluating the performance of the Company and its business units nor when it allocates resources among the business units. We believe excluding these items is useful to investors because it facilitates comparisons to our historical operating results without being affected by our acquisition history and the results of other companies in our industry, which have their own unique acquisition histories.

• Share-based compensation expenses. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by Statement of Financial Accounting Standards No 123 (Revised 2004), “Share-based Payment” (SFAS 123(R)) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to FAS 123(R) equity expense because it enables comparability with prior period information. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

• Restructuring charges. Our non-GAAP financial measures exclude exit costs and related charges, primarily consisting of severance costs and lease abandonment costs, and any subsequent changes in estimates related to exit activities as they relate to our restructurings, which involved significant layoffs. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude restructuring costs, because our operational managers are evaluated based on the operating expenses exclusive of restructuring charges and including the restructuring charges would hinder investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams. Additionally, management uses the non-GAAP measures to assist in its determinations regarding the allocation of resources, such as capital investment, among the Company’s business units and as part of its forecasting and budgeting.

Business runs on IT. IT runs on BMC Software.

Business thrives when IT runs smarter, faster, and stronger. That’s why the most demanding IT organizations in the world rely on BMC Software across both distributed and mainframe environments. Recognized as the leader in Business Service Management, BMC offers a comprehensive approach and unified platform that helps IT organizations cut cost, reduce risk, and drive business profit. For the four fiscal quarters ended December 31, 2008, BMC revenue was approximately $1.86 billion. Visit www.bmc.com for more information

This news release and other related public statements we make contain both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as “believe,” “anticipate,” “expect,” “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) the adoption rate for BSM may be slower than we expect and customers may not increase their purchases of our products if they do not adopt a BSM strategy; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) our expectations for revenue and earnings are based on an assumption of the percentage of license revenue which will be recognized upfront versus deferred; if our actual results do not match our assumption, our recognized revenue and resultant earnings could fall short of expectations; 7) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; and 8) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at www.bmc.com/investors. We undertake no obligation to update information contained in this release.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © 2009 BMC Software, Inc.

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS

(Unaudited)

			Incr/(Decr)
	Quarter Ended December 31,		Percentage
	2007	2008	Change
	(In millions, except
	per share data)
Revenue:
License	$181.5	$192.8	6.2%
Maintenance	246.1	255.7	3.9%
Professional services	31.4	39.9	27.1%
Total revenue	459.0	488.4	6.4%

Cost of license revenue	25.3	28.8	13.8%
Cost of maintenance revenue	42.4	37.2	(12.3)%
Cost of professional services revenue	34.0	37.2	9.4%
Selling and marketing expenses	133.9	130.7	(2.4)%
Research and development expenses	54.3	52.0	(4.2)%
General and administrative expenses	51.6	49.3	(4.5)%
Amortization of intangible assets	3.4	8.5	150.0%
In-process research and development	1.8	-	(100.0)%
Severance, exit costs and related charges	5.8	16.0	175.9%
Total operating expenses	352.5	359.7	2.0%
Operating income	106.5	128.7	20.8%
Other income (loss), net	18.3	(9.0)	(149.2)%
Earnings before income taxes	124.8	119.7	(4.1)%
Provision for income taxes	40.8	35.9	(12.0)%
Net earnings	$84.0	$83.8	(0.2)%

Diluted earnings per share	$0.42	$0.45	7.1%

Shares used in computing diluted earnings per share	197.9	188.3	(4.9)%

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS

(Unaudited)

			Incr/(Decr)
	Nine Months Ended December 31,		Percentage
	2007	2008	Change
	(In millions, except
	per share data)
Revenue:
License	$458.3	$517.7	13.0%
Maintenance	722.8	765.5	5.9%
Professional services	83.6	109.4	30.9%
Total revenue	1,264.7	1,392.6	10.1%

Cost of license revenue	73.2	85.9	17.3%
Cost of maintenance revenue	124.0	124.3	0.2%
Cost of professional services revenue	91.6	108.7	18.7%
Selling and marketing expenses	390.9	407.8	4.3%
Research and development expenses	149.5	167.5	12.0%
General and administrative expenses	153.1	151.0	(1.4)%
Amortization of intangible assets	9.8	25.7	162.2%
In-process research and development	4.0	50.3	nm
Severance, exit costs and related charges	9.5	23.9	151.6%
Total operating expenses	1,005.6	1,145.1	13.9%
Operating income	259.1	247.5	(4.5)%
Other income, net	58.6	2.3	(96.1)%
Earnings before income taxes	317.7	249.8	(21.4)%
Provision for income taxes	101.1	95.0	(6.0)%
Net earnings	$216.6	$154.8	(28.5)%

Diluted earnings per share	$1.07	$0.81	(24.3)%

Shares used in computing diluted earnings per share	201.6	191.5	(5.0)%

BMC SOFTWARE, INC.
BALANCE SHEETS

	(Unaudited)			(Audited)	(Unaudited)
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2007	2007	2008	2008	2008	2008

Current assets:
Cash and cash equivalents	$1,141.6	$1,062.5	$1,013.2	$1,288.3	$986.5	$810.3	$871.5	(a)
Short-term investments	238.8	275.2	244.4	62.2	-	115.3	89.9	(a)
Trade accounts receivable, net	129.1	152.7	211.6	208.0	162.6	180.7	212.0
Trade finance receivables, net	102.3	65.5	75.0	88.8	82.7	90.8	85.9
Other current assets	178.1	162.4	162.4	155.3	181.1	145.6	117.3
Total current assets	1,789.9	1,718.3	1,706.6	1,802.6	1,412.9	1,342.7	1,376.6

Property and equipment, net	93.8	92.6	97.7	99.8	100.3	106.2	100.0
Software development costs	106.9	112.1	113.2	113.4	111.2	112.0	121.9
Long-term investments	186.3	141.3	107.9	124.7	87.0	83.6	78.0	(a)
Long-term trade finance receivables, net	91.2	51.0	62.8	56.4	54.5	71.6	75.3
Goodwill and intangible assets, net	749.7	810.3	826.7	803.3	1,588.7	1,560.6	1,528.5
Other long-term assets	224.2	221.9	233.2	345.3	256.0	352.9	331.9

Total assets	$3,242.0	$3,147.5	$3,148.1	$3,345.5	$3,610.6	$3,629.6	$3,612.2

Current liabilities:
Trade accounts payable	$24.4	$30.6	$26.6	$43.8	$45.1	$47.3	$51.1
Finance payables	3.2	9.9	26.3	4.3	9.1	15.8	9.4
Accrued liabilities	245.2	260.1	270.0	313.7	247.1	336.8	333.2
Deferred revenue	900.3	864.5	867.7	926.8	975.0	927.5	929.1
Total current liabilities	1,173.1	1,165.1	1,190.6	1,288.6	1,276.3	1,327.4	1,322.8

Long-term deferred revenue	881.9	837.5	827.0	852.6	846.5	834.8	801.7
Long-term debt	9.2	7.1	8.9	9.2	306.4	311.1	309.3
Other long-term liabilities	137.7	156.6	166.5	200.6	204.9	197.5	206.2
Total long-term liabilities	1,028.8	1,001.2	1,002.4	1,062.4	1,357.8	1,343.4	1,317.2

Total stockholders' equity	1,040.1	981.2	955.1	994.5	976.5	958.8	972.2

Total liabilities and stockholders' equity	$3,242.0	$3,147.5	$3,148.1	$3,345.5	$3,610.6	$3,629.6	$3,612.2

(a) Total cash and investments	$1,566.7	$1,479.0	$1,365.5	$1,475.2	$1,073.5	$1,009.2	$1,039.4

BMC SOFTWARE, INC.
STATEMENTS OF CASH FLOWS

(Unaudited)

Quarter Ended December 31,			Nine Months Ended December 31,
2007	2008		2007	2008

(In millions)			(In millions)
		Cash flows from operating activities:
$84.0	$83.8	Net earnings	$216.6	$154.8
		Adjustments to reconcile net earnings to net cash provided by operating activities:
37.5	45.2	Depreciation and amortization	110.3	135.5
15.9	18.9	Share-based compensation expense	47.6	62.2
1.8	-	In-process research and development	4.0	50.3
(0.2)	9.0	(Gain) loss on sale and impairment of investments	(2.4)	9.3
		Changes in operating assets and liabilities, net of acquisitions:
(56.9)	(30.5)	Trade accounts receivable	(25.2)	23.0
(19.2)	(4.8)	Trade finance receivables	118.9	(16.0)
14.2	(0.1)	Finance payables	(15.3)	5.1
(7.6)	(31.6)	Deferred revenue	(36.6)	(56.3)
(4.4)	64.9	Other operating assets and liabilities	(33.9)	13.5
65.1	154.8	Net cash provided by operating activities	384.0	381.4

		Cash flows from investing activities:
(22.2)	-	Cash paid for acquisitions, net of cash acquired	(114.6)	(783.7)
(53.7)	(8.4)	Purchases of investments	(259.4)	(130.6)
119.5	27.7	Proceeds from maturities / sales of investments	534.5	134.9
(9.2)	(4.0)	Purchases of property and equipment	(28.2)	(20.8)
(16.1)	(23.0)	Capitalization of software development costs	(54.5)	(49.8)
0.7	6.7	Other investing activities	3.0	6.5
19.0	(1.0)	Net cash provided by (used in) investing activities	80.8	(843.5)

		Cash flows from financing activities:
(1.1)	(6.1)	Payments on debt and capital leases	(4.2)	(12.1)
42.8	12.8	Proceeds from stock options exercised and other	101.9	75.3
-	-	Proceeds from issuance of long-term debt, net of debt issuance costs	-	295.6
8.4	0.8	Excess tax benefit from share-based compensation	20.3	21.8
(186.3)	(80.0)	Treasury stock acquired	(469.7)	(280.0)
-	(0.1)	Repurchases of stock to satisfy employee tax withholding obligations	-	(16.2)
(136.2)	(72.6)	Net cash provided by (used in) financing activities	(351.7)	84.4

2.8	(20.0)	Effect of exchange rate changes on cash and cash equivalents	16.6	(39.1)
(49.3)	61.2	Net change in cash and cash equivalents	129.7	(416.8)
1,062.5	810.3	Cash and cash equivalents, beginning of period	883.5	1,288.3
$1,013.2	$871.5	Cash and cash equivalents, end of period	$1,013.2	$871.5

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2007	2008	2007	2008

GAAP operating expenses	$352.5	$359.7	$1,005.6	$1,145.1

Severance, exit costs and related charges	(5.8)	(16.0)	(9.5)	(23.9)

Amortization of intangible assets	(9.8)	(19.8)	(27.6)	(59.0)

Share-based compensation	(15.9)	(18.9)	(47.6)	(62.2)

In-process research and development	(1.8)	-	(4.0)	(50.3)

Non-GAAP operating expenses	$319.2	$305.0	$916.9	$949.7

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2007	2008	2007	2008

GAAP operating income	$106.5	$128.7	$259.1	$247.5

Severance, exit costs and related charges	5.8	16.0	9.5	23.9

Amortization of intangible assets	9.8	19.8	27.6	59.0

Share-based compensation	15.9	18.9	47.6	62.2

In-process research and development	1.8	-	4.0	50.3

Non-GAAP operating income	$139.8	$183.4	$347.8	$442.9

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Quarter Ended December 31,			Quarter Ended December 31,			Quarter Ended December 31,
	2007	2008		2007	2008		2007	2008

GAAP revenue:	$459.0	$488.4	GAAP operating income:	$106.5	$128.7	GAAP operating margin:	23%	26%

			Severance, exit costs and related charges	5.8	16.0

			Amortization of intangible assets	9.8	19.8

			Share-based compensation	15.9	18.9

			In-process research and development	1.8	-

GAAP revenue:	$459.0	$488.4	Non-GAAP operating income:	$139.8	$183.4	Non-GAAP operating margin:	30%	38%

	Nine Months Ended December 31,			Nine Months Ended December 31,			Nine Months Ended December 31,
	2007	2008		2007	2008		2007	2008

GAAP revenue:	$1,264.7	$1,392.6	GAAP operating income:	$259.1	$247.5	GAAP operating margin:	20%	18%

			Severance, exit costs and related charges	9.5	23.9

			Amortization of intangible assets	27.6	59.0

			Share-based compensation	47.6	62.2

			In-process research and development	4.0	50.3

GAAP revenue:	$1,264.7	$1,392.6	Non-GAAP operating income:	$347.8	$442.9	Non-GAAP operating margin:	28%	32%

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2007	2008	2007	2008

GAAP net earnings	$84.0	$83.8	$216.6	$154.8

Severance, exit costs and related charges	5.8	16.0	9.5	23.9

Amortization of intangible assets	9.8	19.8	27.6	59.0

Share-based compensation	15.9	18.9	47.6	62.2

In-process research and development	1.8	-	4.0	50.3

Subtotal pretax reconciling items	33.3	54.7	88.7	195.4

Tax effect of reconciling items	(10.8)	(17.5)	(28.9)	(39.2)
Non-GAAP net earnings	$106.5	$121.0	$276.4	$311.0

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Earnings Per Share to Non-GAAP Earnings Per Share
(Unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2007	2008	2007	2008

GAAP diluted earnings per share	$0.42	$0.45	$1.07	$0.81

Severance, exit costs and related charges	0.03	0.08	0.05	0.12

Amortization of intangible assets	0.05	0.11	0.14	0.31

Share-based compensation	0.08	0.10	0.24	0.32

In-process research and development	0.01	-	0.02	0.26

Subtotal pretax reconciling items	$0.17	$0.29	$0.44	$1.02

Tax effect of reconciling items	(0.05)	(0.09)	(0.14)	(0.20)
Non-GAAP diluted net earnings per share	$0.54	$0.64	$1.37	$1.62

Shares used in computing diluted earnings per share (in millions)	197.9	188.3	201.6	191.5

CONTACT:
BMC Software, Inc.
Global Communications:
Mark Stouse, 832-715-0234
mark_stouse@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
derrick_vializ@bmc.com